UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
October 24, 2006
Fidelity National Information Services, Inc.
(Exact name of Registrant as Specified in its Charter)
1-16427
(Commission File Number)

Georgia (State or Other Jurisdiction of Incorporation or Organization)	58-2606325 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

i

Item 1.01. Entry into a Material Definitive Agreement
Employment Agreements
     On October 24, 2006, FIS entered into a three-year employment agreement with William P. Foley, II, to serve as FIS’s Executive Chairman, with a provision for automatic annual extensions beginning on the first anniversary of the effective date and continuing thereafter unless either party provides timely notice that the term should not be extended. Under the terms of the agreement, Mr. Foley will receive an annual base salary of $500,000, with an annual cash bonus opportunity equal to 250% of his annual base salary for achieving targeted results, with higher or lower amounts payable depending on performance relative to those targets. In the event of a termination of Mr. Foley’s employment by FIS for any reason other than cause or disability, or in the event of a termination by Mr. Foley for good reason or for any reason during the 6-month period immediately following a change in control, he will receive (i) any accrued obligations, (ii) a prorated annual bonus, (iii) a lump-sum payment equal to 300% of the sum of his (x) annual base salary and (y) the highest annual bonus paid to him within the 3 years preceding his termination, (iv) immediate vesting and/or payment of all FIS equity awards, and (v) continued receipt of life and health insurance benefits for a period of 3 years, reduced by comparable benefits he may receive from another employer. The agreement expressly provides that no event or transaction which is entered into, is contemplated by, or occurs as a result of the securities exchange and distribution agreement between Fidelity National Title Group, Inc. (“FNT”) and Fidelity National Financial, Inc. (“FNF”) or the merger agreement between FNF and FIS will constitute a change in control under the agreement.
     On October 24, 2006, FIS also entered into three-year employment agreements, with provisions for automatic annual extensions, with each of Alan L. Stinson, Brent B. Bickett, and Michael L. Gravelle. Mr. Stinson will serve as FIS’s Executive Vice President, Finance, Mr. Bickett will serve as FIS’s Executive Vice President, Strategic Planning, and Mr. Gravelle will serve as FIS’s Executive Vice President, Legal.
     Under the terms of their respective employment agreements, each of Messrs. Stinson, Bickett, and Gravelle will be paid the following annual base salary: Mr. Stinson $300,000, Mr. Bickett $300,000, and Mr. Gravelle $200,000. The executives will also be provided with an annual cash bonus opportunity equal to the following percentage of their annual base salary for achieving targeted results, with higher or lower amounts payable depending on performance relative to those targets: Mr. Stinson 150%, Mr. Bickett 150%, and Mr. Gravelle 75%. In the event of a termination of the executive’s employment by FIS for any reason other than cause or disability, or in the event of a termination by the executive for good reason, the executive will receive (i) any accrued obligations, (ii) a prorated annual bonus, (iii) a lump-sum payment equal to 200% of the sum of the executive’s (x) annual base salary and (y) the highest annual bonus paid to the executive within the 3 years preceding his termination, (iv) immediate vesting and/or payment of all FIS equity awards, and (v) continued receipt of life and health insurance benefits for a period of 3 years, reduced by comparable benefits he may receive from another employer. The employment agreements expressly provide that no event or transaction which is entered into, is contemplated by, or occurs as a result of the securities exchange and distribution agreement between FNT and FNF or the merger agreement between FNF and FIS will constitute a change in control under the agreements.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     The description of the material terms of the employment agreements between FIS and Messrs. William P. Foley, II, Alan L. Stinson, Brent B. Bickett and Michael L. Gravelle provided in Item 1.01 of this report is incorporated by reference in response to this Item 5.02.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Information Services, Inc.
Date: October 30, 2006	By:	/s/ Jeffrey S. Carbiener
		Name:	Jeffrey S. Carbiener
		Title:	Executive Vice President and Chief Financial Officer

2